UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2009
SUPERVALU INC.
(Exact name of registrant as specified in its charter)

Delaware	1–5418	41–0617000

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road
Eden Prairie, Minnesota	55344

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 828-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On April 30, 2009, SUPERVALU INC. (the “Company”) agreed to sell $1,000,000,000 aggregate principal amount of its 8.000% Notes due 2016 (the “Notes”) pursuant to the provisions of an Underwriting Agreement dated April 30, 2009, by and among the Company and Credit Suisse Securities (USA) LLC, Banc of America Securities LLC, Citigroup Global Markets Inc. and RBS Securities Inc., as representatives of the several underwriters named therein. The sale of the Notes is expected to close on May 7, 2009.
     The Company intends to use the net proceeds from the offering of the Notes to fund all or a portion of the purchase price of its 7.875% Notes due August 1, 2009 (the “SUPERVALU 2009 Notes”), the 6.95% Notes due August 1, 2009 (the “Albertson’s 2009 Notes”) issued by its wholly owned subsidiary, New Albertson’s, Inc. (“New Albertson’s”), and the 8.35% Senior Notes due May 1, 2010 issued by New Albertson’s (the “Albertson’s 2010 Notes” and, together with the SUPERVALU 2009 Notes and the Albertson’s 2009 Notes, the “Target Notes”) that are tendered and accepted by the Company for purchase in its offer to purchase for cash (the “Offer”) any and all outstanding Target Notes, including the payment of accrued interest and any applicable early tender premium. Currently, $350 million aggregate principal amount of the SUPERVALU 2009 Notes, $350 million aggregate principal amount of the Albertson’s 2009 Notes and $275 million aggregate principal amount of the Albertson’s 2010 Notes are outstanding. To the extent that there are net proceeds remaining, or if the Offer is not consummated, the Company intends to use the net proceeds for general corporate purposes, including the repayment of debt, whether at maturity, through open market purchases, privately negotiated transactions or otherwise.
     The Notes are the subject of a Registration Statement on Form S-3, Registration No. 333-158902, filed by the Company with the Securities and Exchange Commission (the “Registration Statement”).

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibits to the Registration Statement are being filed with this report:

Exhibit
Number	Description

1.1	Underwriting Agreement dated April 30, 2009 by and among the Company and Credit Suisse Securities (USA) LLC, Banc of America Securities LLC, Citigroup Global Markets Inc. and RBS Securities Inc., as representatives of the several underwriters named therein.

4.1	Officers’ Certificate and Authentication Order dated May 7, 2009 for the 8.000% Senior Notes due 2016 (which includes the form of Note) issued pursuant to the Indenture dated as of July 1, 1987, the First Supplemental Indenture dated as of August 1, 1990, the Second Supplemental Indenture dated as of October 1, 1992, the Third Supplemental Indenture dated as of September 1, 1995, the Fourth Supplemental Indenture dated as of August 4, 1999, and the Fifth Supplemental Indenture dated as of September 17, 1999, each between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee.

5.1	Opinion of Dorsey & Whitney LLP.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 7, 2009

SUPERVALU INC.
By:	/s/ Burt M. Fealing
Burt M. Fealing
Vice President, Corporate Secretary and Chief Securities Counsel (Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

1.1	Underwriting Agreement dated April 30, 2009 by and among the Company and Credit Suisse Securities (USA) LLC, Banc of America Securities LLC, Citigroup Global Markets Inc. and RBS Securities Inc., as representatives of the several underwriters named therein.

4.1	Officers’ Certificate and Authentication Order dated May 7, 2009 for the 8.000% Senior Notes due 2016 (which includes the form of Note) issued pursuant to the Indenture dated as of July 1, 1987, the First Supplemental Indenture dated as of August 1, 1990, the Second Supplemental Indenture dated as of October 1, 1992, the Third Supplemental Indenture dated as of September 1, 1995, the Fourth Supplemental Indenture dated as of August 4, 1999, and the Fifth Supplemental Indenture dated as of September 17, 1999, each between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee.

5.1	Opinion of Dorsey & Whitney LLP.